UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14160	06-1110906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N. Orange Avenue, Ste. 105, Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

Item 8.01	Unregistered Sales of Equity Securities

On October 2, 2007, PainCare Holdings, Inc. (the “Company”) closed a private placement in which it agreed to issue a total of 11,111,112 shares of common stock (the “Shares”) and warrants to purchase an additional 11,111,112 shares of common stock (the “Warrants”) to two accredited investors for $2,000,000. The Warrants become exercisable 6 months and 1 day after issuance, have a term of 6 years thereafter, and have an exercise price of $0.19. The listing of the Shares and the shares of common stock underlying the Warrants has been approved by the American Stock Exchange.

In connection with the private placement, the conversion price in certain convertible debentures issued to the two accredited investors in private placements which closed in 2003 and 2004 were adjusted down to $0.225 pursuant to the terms thereof.

The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission for the purposes of registering the resale of the shares of common stock (including shares underlying the Warrants) issued in the private placement.

The securities were issued to the investors without registration under the Securities Act of 1933 based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering, and no general solicitation or general advertising was used in connection with the offering.

In connection with the private placement the Company and its subsidiaries entered into a Forbearance Agreement (the “Forbearance Agreement”) with HBK Investments L.P. (the “Agent”), HBK Master Fund L.P., (“HBK-MF”) and Del Mar Master Fund Ltd. (“Del Mar,” and together with HBK-MF the “Lenders”) pursuant to which the Agent and the Lenders agreed to forbear, until a date not later than April 3, 2008, from exercising their rights and remedies under that certain Loan Agreement between the parties dated May 11, 2005, as amended (the “Loan Agreement”) with respect to certain events of default under the Loan Agreement that have either occurred or that may occur during the forbearance period. The Forbearance Agreement also modifies certain covenants set forth in the Loan Agreement.

The foregoing disclosures are in all cases subject to the terms and provisions set forth in the Securities Purchase Agreement, Common Stock Purchase Warrant, and Registration Rights Agreement, each of which was executed by the parties on October 1, 2007, and the Forbearance Agreement, which was executed on October 3, 2008, copies of which are filed herewith as exhibits.

Item 7.01	Regulation FD Disclosure

A copy of the press release regarding the foregoing transaction is furnished herewith as an exhibit.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Number	Exhibit
10.1	Securities Purchase Agreement.

10.2	Common Stock Purchase Warrant.

10.3	Registration Rights Agreement.

10.4	Forbearance Agreement.

99.1	Press Release dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 4, 2007	PAINCARE HOLDINGS, INC.

	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director